UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOB EVANS FARMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this letter that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

IMPORTANT ADDITIONAL INFORMATION

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

On August 8, 2014, Bob Evans Farms, Inc. (“Bob Evans” or “Company”) issued a press release. A complete copy of the press release is included on the following pages.

ISS DOES NOT RECOMMEND TURNING CONTROL OF BOB EVANS BOARD OVER TO SANDELL NOMINEES

Contrary to Sandell Press Release Headline, ISS Recommended

Only Four of Sandell’s Nominees

Egan-Jones Endorses Election of ALL Company Nominees to Board

NEW ALBANY, Ohio, Aug. 8, 2014 — Bob Evans Farms, Inc., (Nasdaq: BOBE) today announced that Institutional Shareholder Services (“ISS”) did not recommend that Bob Evans stockholders turn control of the Board over to nominees of Sandell Asset Management. Contrary to the heading in Sandell’s press release of earlier today, ISS recommended that stockholders vote for only four of Sandell’s nominees out of 12 Board seats. By voting the WHITE proxy card to elect the Board’s nominees, stockholders can affirmatively reject Sandell’s efforts to give control of the Board over to his hand-selected nominees. We strongly urge stockholders to ensure that Sandell’s nominees do not gain Board control by submitting their voting instructions on the WHITE proxy card “FOR ALL” of the Company’s nominees to the Board.

The Board’s recommendation is supported by independent proxy advisor Egan Jones, which recommended that investors vote FOR ALL of the Board’s nominees, saying that doing so “is in the best interest of the Company and its shareholders.”

Commenting on the ISS recommendation, Michael Gasser, Lead Independent Director, said: “We are pleased that ISS has not supported Sandell’s efforts to turn majority control of the Board over to Sandell’s nominees, though we disagree with ISS’s recommendation concerning the four Sandell nominees. And we are pleased that Egan-Jones has endorsed all 10 of the Board’s director nominees.

“We believe that our nominees represent a highly qualified slate with a balance of new and experienced members, and that our operational and strategic plan is the best way to create sustainable value for our stockholders. And we believe that electing the Board’s 10 nominees using the WHITE proxy card – which will also result in two vacant seats being filled by nominees proposed by Sandell – is the best way to serve the interests of ALL stockholders, ensuring effective oversight and continuing open-minded, consideration of the Company’s strategy.”

“We are also pleased that ISS has again awarded Bob Evans its best possible overall governance rating, and that it recommends that shareholders vote FOR ALL of the Company’s other proposals, including the proposal on Say on Pay.”

In endorsing all 10 of the Company’s nominees, Egan Jones noted that Sandell’s plans, as asserted by the Company “are short-sighted compared with those of the Company” and instead Egan Jones favors the Company’s “balanced, measured approach to returning capital to shareholders.” The report stated: “We are not convinced that the dissidents’ nominees would work to the benefit of all the shareholders.” Finally, Egan Jones also noted that “[t]he Company has been especially accommodating to the dissidents, in that it has made a number of what appears to have been good faith attempts to arrive at a constructive settlement with the Sandell Group in order to avoid a costly and potentially divisive proxy contest.”

Mr. Gasser further stated that: “The Board’s nominees have valuable skills and extensive experience in key areas we believe are necessary to continue to drive stockholder value, including in restaurant, packaged foods, hospitality and entertainment and digital marketing sectors. In addition to our Chairman’s more than two decades of experience in the restaurant industry, Bill Ingram also brings several decades of restaurant experience as CEO of a national restaurant chain, and Kevin Sheehan has extensive experience in the hospitality industry, serving as CEO at Norwegian Cruise Line. The Board remains open to expanded restaurant industry expertise at the Board. Under the Board’s proposed slate, at least six directors would be current or former CEOs, and at least eight would bring other public company board experience. All directors on the nominating, audit, finance and compensation committees would be independent.”

“If a majority of the Board were to be comprised of Sandell nominees, we are concerned that the Board would pursue an agenda that would jeopardize sustainable value creation at the Company. Indeed, for the last year, Sandell has pushed what we believe is an unsustainable economic agenda, with demands that include: 1) the divestiture of BEF Foods now – before the Company can fully realize the benefits of its transformational investments, 2) the sale-leaseback of BER’s real estate, which would cause the Company to forfeit strategic control of valuable assets while burdening Bob Evans with significant annual rising rents that ratings agencies treat as debt, and 3) a rapid and large leveraged share repurchase. The Board views the Sandell agenda as fundamentally irresponsible.”

“The Board has made numerous efforts to avoid the waste of time and money associated with a proxy contest, including by repeatedly offering to add a number of Sandell’s nominees to the Board. Despite Sandell’s rejection of the Company’s offers, and consistent with our receptivity to new ideas, we decided to keep the Board at 12 directors, even with the announced retirement of two incumbent directors before the 2014 Annual Meeting. Because the Board nominated 10 directors for 12 positions, at least two of Sandell’s nominees will be elected, even if stockholders vote on the WHITE proxy card to elect all of the Board’s nominees. The Board composition proposed by Bob Evans would include 11 fully independent directors, in addition to the CEO. A majority of those independent directors would have been added within just the last two years, and 5 of 11 independent directors would have been added just this year.”

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the fourth fiscal quarter (April 25, 2014), Bob Evans Restaurants owned and operated 561 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Important Additional Information

Bob Evans Farms Inc. (the “Company”), its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, filed with the SEC on July 11, 2014. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been sought or obtained to use the material as proxy soliciting material.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 25, 2014, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

CONTACT:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954